SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 5, 2008

Znomics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136372	88-0417389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2611 SW Third Ave. Suite 200, Portland, OR	97201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  503 827-5271

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)	On June 11, 2008, the Company announced that Roger Cone is stepping down as the Company’s Chief Scientific Officer effective June 16, 2008.

(b)	On June 5, 2008, Bruce A. Beutel accepted an offer as the new Chief Scientific Officer effective June 16, 2008.

Mr. Beutel has over 15 years of experience in drug discovery research. Prior to joining Znomics, he was a drug discovery consultant since 2007.  From 1995 to 2007, Mr. Beutel held drug discovery research roles of increasing responsibility with Abbott Laboratories, Inc.  From 2006 to 2007, Mr. Beutel was Senior Director, Target and Lead Discovery.  From 2003 to 2006 he was Director, Metabolic Disease Research.  Prior to joining Abbott, from 1993 to 1995, Mr. Beutel was Group Head, Discovery and Senior Scientist with PharmaGenics, Inc, a biotechnology company.  Mr. Beutel holds a Bachelor of Science in Biology from the University of Chicago and a Ph. D. in Molecular Biology from the University of Wisconsin-Madison.

There are no family relationships between Mr. Beutel and any of our directors or executive officers.

In connection with Mr. Beutel’s appointment as Chief Scientific Officer, the Company entered into an agreement (the “Agreement”) with Mr. Beutel. Under the terms of the Agreement, Mr. Beutel will be entitled to receive an annual base salary of $200,000 and will participate in a cash bonus plan with a maximum bonus of $35,000 annually. Upon commencement of his employment, Mr. Beutel will be granted options to purchase 135,000 shares of the Company’s common stock. The stock options will vest over 60 months with 20% vesting on each annual anniversary of the grant date. In addition, Mr. Beutel is eligible to receive two separate performance stock option grants of 50,000 shares each upon attainment of certain performance criteria to be established later.  The performance stock options are eligible to vest no sooner than six months and twelve months from the date of the Agreement for each of the 50,000 share grants, respectively.  Under the employment Agreement, Mr. Beutel is entitled to receive employee benefits in accordance with the Company’s policies.

 A copy of the press release announcing Mr. Beutel’s appointment is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit	Description

99.1	Press release dated June 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Znomics, Inc.

/s/Richard Sessions
Richard Sessions
Chief Executive Officer and Director

Date:  June 11, 2008